The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

                                          CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS
------------------------------------------------------------------------------------------------------------------------------------


 Control                     Loan
  Number      Footnotes     Number               Property Name                         Primary Address               Other Addresses
------------------------------------------------------------------------------------------------------------------------------------
                          09-0002715       Bridgewater Meadowbrook Village          2501 Sunny Slope Road
                          09-0002712       Thousand Oaks Village                    165 Thousand Oaks Drive
                          09-0002696       Birchwood at Boulder                     725 Boulder Springs Drive
                          07-0286          Soleil Apartments                        125 Great Harbor Way
                          09-0002667       Park Creek Apartments                    6960 North Beach Street
------------------------------------------------------------------------------------------------------------------------------------
                          09-0002718       Canfield Mews                            3101 Barclay Court
                          09-0002688       Apartments at Quail Point                924 Encinitas Boulevard
                          09-0002423       Peachtree Place North Apartments         4600 Peachtree Place Parkway
                          09-0002714       Peachtree Village                        401 Peachtree Village Street
                          09-0002716       Birchview Management                     163 Birchview Drive
------------------------------------------------------------------------------------------------------------------------------------
                          09-0002720       Park Avenue at Florham Park              804 Ward Place
                          07-0645          Venetian Apartments                      1050 Capri Isles Boulevard
                          09-0002668       Southport Apartments                     6326 South 107th East Avenue
                          09-0002735       Sunpointe Place                          701 East Bay Drive
                          09-0002687       Seacrest Apartments                      117 Rosebay Drive
------------------------------------------------------------------------------------------------------------------------------------
                          09-0002713       Stirling Manor                           348 Somerset Street
                          07-0109          Chateau du Val                           3748 West 9th Street
                          09-0002717       Arrowgate Village                        2000-8000 Hampton Court
                          09-0002719       Rosedale Manor                           111-228 Merian Way

   Loan                                                                                # of        Property         Property
  Number                City               County         State         Zip Code    Properties       Type           Sub Type
------------------------------------------------------------------------------------------------------------------------------
09-0002715        Bridgewater             Somerset       New Jersey       08807          1        Multifamily     Garden
09-0002712        Atlantic Highlands      Monmouth       New Jersey       07716          1        Multifamily     Garden
09-0002696        Richmond                Chesterfield   Virginia         23225          1        Multifamily     Garden
07-0286           Ponte Vedra Beach       Saint Johns    Florida          32082          1        Multifamily     Garden
09-0002667        Fort Worth              Tarrant        Texas            76137          1        Multifamily     Garden
------------------------------------------------------------------------------------------------------------------------------
09-0002718        Randolph                Morris         New Jersey       07869          1        Multifamily     Garden
09-0002688        Encinitas               San Diego      California       92024          1        Multifamily     Conventional
09-0002423        Doraville               DeKalb         Georgia          30360          1        Multifamily     Garden
09-0002714        Washington              Morris         New Jersey       07840          1        Multifamily     Garden
09-0002716        Piscataway              Middlesex      New Jersey       08854          1        Multifamily     Garden
------------------------------------------------------------------------------------------------------------------------------
09-0002720        Florham Park            Morris         New Jersey       07932          1        Multifamily     Garden
07-0645           Venice                  Sarasota       Florida          34292          1        Multifamily     Garden
09-0002668        Tulsa                   Tulsa          Oklahoma         74133          1        Multifamily     Garden
09-0002735        Largo                   Pinellas       Florida          33770          1        Multifamily     Garden
09-0002687        Encinitas               San Diego      California       92024          1        Multifamily     Garden
------------------------------------------------------------------------------------------------------------------------------
09-0002713        Stirling                Morris         New Jersey       07083          1        Multifamily     Garden
07-0109           Los Angeles             Los Angeles    California       90019          1        Multifamily     Mid-Rise
09-0002717        Randolph                Morris         New Jersey       07869          1        Multifamily     Garden
09-0002719        Livingston              Essex          New Jersey       07041          1        Multifamily     Garden

                                    Loan Per                                                                          Original Loan
    Loan           Current       Net Rentable                                       Debt Service          Loan-            Term
   Number          Balance         Unit/Pad      Gross Coupon    Closing Date     Coverage Ratio (x)     to-Value        in Months
-----------------------------------------------------------------------------------------------------------------------------------
09-0002715       $34,000,000      86,294.42          5.830%        7/25/2007          1.69                 58.3%               120
09-0002712       $27,000,000      88,815.79          6.000%        7/25/2007          1.26                 79.4%               120
09-0002696       $22,500,000      79,225.35          6.040%        7/27/2007          1.20                 78.9%                60
07-0286          $20,000,000      83,333.33          6.123%        5/31/2007          1.17                 71.4%                60
09-0002667       $19,600,000      65,333.33          5.960%        5/31/2007          1.18                 78.7%               120
-----------------------------------------------------------------------------------------------------------------------------------
09-0002718       $17,800,000      92,708.33          6.000%        7/25/2007          1.31                 73.6%               120
09-0002688       $16,750,000     139,583.33          5.830%        6/28/2007          1.18                 70.5%               120
09-0002423       $12,200,000      39,482.20          6.070%        1/31/2007          1.34                 76.3%               120
09-0002714       $11,100,000      69,375.00          6.000%        7/31/2007          1.19                 75.5%               120
09-0002716       $10,900,000      64,117.65          6.000%        7/25/2007          1.17                 63.6%               120
-----------------------------------------------------------------------------------------------------------------------------------
09-0002720       $10,300,000      66,451.61          6.000%        7/25/2007          1.20                 78.6%               120
07-0645          $10,000,000      55,555.56          6.432%        9/20/2007          1.27                 64.9%               120
09-0002668        $8,100,000      33,750.00          6.050%         8/1/2007          1.40                 80.0%               120
09-0002735        $6,874,000      49,100.00          6.200%        7/20/2007          1.17                 79.0%               120
09-0002687        $6,500,000     135,416.67          5.890%        7/27/2007          1.14                 70.7%               120
-----------------------------------------------------------------------------------------------------------------------------------
09-0002713        $6,000,000     100,000.00          6.000%        7/25/2007          1.33                 69.8%               120
07-0109           $3,900,000      97,500.00          6.123%        3/29/2007          1.30                 79.6%               120
09-0002717        $3,700,000      97,368.42          6.000%        7/25/2007          1.26                 81.3%               120
09-0002719        $2,550,000      79,687.50          6.000%        7/31/2007          1.31                 79.7%               120

                 Remaining Loan        Original              Remaining
      Loan            Term           Amortization          Amortization       Open      Number of    # of             Studio
     Number         in Months      Period in Months      Period in Months    Period       Units     Studios      Average Rent ($)
---------------------------------------------------------------------------------------------------------------------------------
09-0002715                  118                   -                     -         4           394         -                     -
09-0002712                  118                   -                     -         4           304         -                     -
09-0002696                   58                   -                     -         4           284         -                     -
07-0286                      56                   -                     -         4           240         -                     -
09-0002667                  116                   -                     -         4           300         -                     -
---------------------------------------------------------------------------------------------------------------------------------
09-0002718                  118                   -                     -         4           192         -                     -
09-0002688                  117                   -                     -         4           120         -                     -
09-0002423                  112                   -                     -         4           309         -                     -
09-0002714                  118                   -                     -         4           160         -                     -
09-0002716                  118                   -                     -         4           170         -                     -
---------------------------------------------------------------------------------------------------------------------------------
09-0002720                  118                   -                     -         4           155         -                     -
07-0645                     120                 360                   360         4           180         -                     -
09-0002668                  119                   -                     -         4           240         -                     -
09-0002735                  118                 360                   360         4           140         -                     -
09-0002687                  118                   -                     -         4            48         -                     -
---------------------------------------------------------------------------------------------------------------------------------
09-0002713                  118                   -                     -         4            60         -                     -
07-0109                     114                 360                   360         4            40        25                   825
09-0002717                  118                   -                     -         4            38         -                     -
09-0002719                  118                   -                     -         4            32         -                     -

    Loan           # of           1 Bedroom          # of            2 Bedroom           # of          3 Bedroom             # of
   Number       1 Bedroom     Average Rent ($)     2 Bedroom     Average Rent ($)     3 Bedroom     Average Rent ($)     4 Bedroom
------------------------------------------------------------------------------------------------------------------------------------
09-0002715            188                1,089           190                1,253            16                  904             -
09-0002712            196                  872            48                1,040            60                1,895             -
09-0002696             90                  820           179                  958            15                1,200             -
07-0286                80                  859           160                1,017             -                    -             -
09-0002667            144                  688           132                  956            24                1,182             -
------------------------------------------------------------------------------------------------------------------------------------
09-0002718             96                1,088            90                1,339             6                1,066             -
09-0002688             60                1,200            60                1,400             -                    -             -
09-0002423            104                  541           173                  695            32                  792             -
09-0002714             42                  856           112                  967             6                  922             -
09-0002716             94                  967            76                1,040             -                    -             -
------------------------------------------------------------------------------------------------------------------------------------
09-0002720             77                  707            53                  891            25                  980             -
07-0645                52                  737           120                  837             8                  977             -
09-0002668             96                  491           128                  620            16                  840             -
09-0002735            139                  707             1                  900             -                    -             -
09-0002687             24                1,200            24                1,400             -                    -             -
------------------------------------------------------------------------------------------------------------------------------------
09-0002713              -                    -            56                1,271             4                1,334             -
07-0109                15                1,375             -                    -             -                    -             -
09-0002717             15                  818            19                1,324             4                1,123             -
09-0002719              6                  819            18                  980             8                1,166             -

                                      # of Units         Greater Than           # of Units Vacant
   Loan             4 Bedroom        Greater Than          4 Bedroom         Because of Renovation or     Occupancy      Occupancy
  Number        Average Rent ($)      4 Bedrooms       Average Rent ($)       Model or Rental Office       From RR          Date
----------------------------------------------------------------------------------------------------------------------------------
09-0002715                     -                -                     -                             -         97.5%      7/20/2007
09-0002712                     -                -                     -                             2         97.4%      7/20/2007
09-0002696                     -                -                     -                             2         89.4%      8/15/2007
07-0286                        -                -                     -                             -         94.6%      8/24/2007
09-0002667                     -                -                     -                             -         96.7%      7/25/2007
----------------------------------------------------------------------------------------------------------------------------------
09-0002718                     -                -                     -                             -         94.8%      7/20/2007
09-0002688                     -                -                     -                             -         99.2%      7/31/2007
09-0002423                     -                -                     -                             3         91.3%      7/25/2007
09-0002714                     -                -                     -                             2         98.1%      7/20/2007
09-0002716                     -                -                     -                             2         87.1%      8/20/2007
----------------------------------------------------------------------------------------------------------------------------------
09-0002720                     -                -                     -                             1         96.8%      7/20/2007
07-0645                        -                -                     -                             -         91.7%       8/1/2007
09-0002668                     -                -                     -                             -         95.8%      7/11/2007
09-0002735                     -                -                     -                             2         95.7%      6/30/2007
09-0002687                     -                -                     -                             -        100.0%      6/14/2007
----------------------------------------------------------------------------------------------------------------------------------
09-0002713                     -                -                     -                             -         93.3%      7/20/2007
07-0109                        -                -                     -                             -         80.0%       8/9/2007
09-0002717                     -                -                     -                             -        100.0%      7/20/2007
09-0002719                     -                -                     -                             -         96.9%      7/20/2007

                          Utilities                                           # Sponsor Owned            Average Rent by
   Loan                      Paid                                          Units that are Rented        Bedroom for Rented
  Number                  By Tenant              Elevators   Section 8     or Available for Rent          Sponsor Units
----------------------------------------------------------------------------------------------------------------------------------
09-0002715         Electric/Gas                     No          No
09-0002712         Electric                         No          No
09-0002696         Electric/Gas/Water/Sewer         No          No
07-0286            Electric/Water/Sewer             No          No
09-0002667         Electric                         No          No
----------------------------------------------------------------------------------------------------------------------------------
09-0002718         Electric/Gas                     No          No
09-0002688         Electric/Water/Sewer             No          No
09-0002423         None                             No          No
09-0002714         Electric/Gas                     No          No
09-0002716         Electric                         No          No
----------------------------------------------------------------------------------------------------------------------------------
09-0002720         Electric/Gas                     No          No
07-0645            Electric/Water/Sewer             No          No
09-0002668         Electric/Water/Sewer             No          No
09-0002735         Electric/Gas                     No          No
09-0002687         Electric/Gas                     No          No
----------------------------------------------------------------------------------------------------------------------------------
09-0002713         Electric/Gas                     No          No
07-0109            Electric                         Yes         No
09-0002717         Electric/Gas                     No          No
09-0002719         Electric/Gas                     No          No

                                                                                                      Total             Total
                   # of Owner Occupied       # of Manufactured      Average         Total         Gross Income      Gross Income
   Loan            or Vacant Units Not            Housing            Rent       Gross Income         of Just          From All
  Number           Available for Rent               Pads            per Pad        of Park        MH Pad Sites       Sources ($)
------------------------------------------------------------------------------------------------------------------------------------
09-0002715
09-0002712
09-0002696
07-0286
09-0002667
------------------------------------------------------------------------------------------------------------------------------------
09-0002718
09-0002688
09-0002423
09-0002714
09-0002716
------------------------------------------------------------------------------------------------------------------------------------
09-0002720
07-0645
09-0002668
09-0002735
09-0002687
------------------------------------------------------------------------------------------------------------------------------------
09-0002713
07-0109
09-0002717
09-0002719

                               Total
                            Gross Income                            Mortgage
   Loan                      for Retail                               Loan
  Number            and Commercial Uses Only ($)                     Seller
--------------------------------------------------------------------------------
09-0002715                                             -              GSMC
09-0002712                                             -              GSMC
09-0002696                                             -              GSMC
07-0286                                                -              GCFP
09-0002667                                             -              GSMC
--------------------------------------------------------------------------------
09-0002718                                             -              GSMC
09-0002688                                             -              GSMC
09-0002423                                             -              GSMC
09-0002714                                             -              GSMC
09-0002716                                             -              GSMC
--------------------------------------------------------------------------------
09-0002720                                             -              GSMC
07-0645                                                -              GCFP
09-0002668                                             -              GSMC
09-0002735                                             -              GSMC
09-0002687                                             -              GSMC
--------------------------------------------------------------------------------
09-0002713                                             -              GSMC
07-0109                                                -              GCFP
09-0002717                                             -              GSMC
09-0002719                                             -              GSMC